UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2015

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Second Lien Term Loans

On October 19, 2015, EXCO Resources, Inc. (the “Company”) entered into a Term Loan Credit Agreement by and among the Company, certain of its subsidiaries, as guarantors, Hamblin Watsa Investment Counsel Ltd. (“Hamblin Watsa”), a wholly owned subsidiary of Fairfax Financial Holdings Limited (“Fairfax”), as administrative agent, certain Fairfax affiliates, as lenders, and Wilmington Trust, National Association, as collateral trustee (the “Fairfax Credit Agreement”), pursuant to which the lenders party to the Fairfax Credit Agreement agreed to advance a senior second lien term loan to the Company in the aggregate principal amount of $300 million (the “Fairfax Term Loan”).

In addition, on October 19, 2015, the Company entered into a Term Loan Credit Agreement by and among the Company, certain of its subsidiaries, as guarantors, certain holders of the Company’s 7.5% senior notes due 2018 (the “2018 Notes”) and 8.5% senior notes due 2022 (the “2022 Notes,” and collectively with the 2018 Notes, the “Notes”), as lenders, and Wilmington Trust, National Association, as administrative agent and collateral trustee (the “Exchange Credit Agreement”), pursuant to which the lenders party to the Exchange Credit Agreement agreed to advance a senior second lien term loan to the Company in the aggregate amount of $291 million (the “Exchange Term Loan,” and together with the Fairfax Term Loan, the “Second Lien Term Loans”). The Company may, at its option and the option of the lenders party to the Exchange Credit Agreement, incur an additional $109 million of senior second lien term loans under the Exchange Credit Agreement, up to an aggregate of $400 million.

The Second Lien Term Loans will each mature on the fifth anniversary of their respective effective dates and bear interest at a rate of 12.5% per annum, which will be payable on the last day in each calendar quarter. Each Second Lien Term Loan will be jointly and severally guaranteed by all of the Company’s subsidiaries that guarantee the Company’s indebtedness under the Company’s Amended and Restated Credit Agreement, dated as of July 31, 2013, as amended (the “Credit Agreement”), and will be secured by second-priority liens on substantially all of the Company’s and its subsidiary guarantors’ assets that secure the indebtedness under the Company’s Credit Agreement. The Second Lien Term Loans will rank pari passu in right of payment with one another and all of the Company’s other existing and future senior indebtedness, including the Company’s debt under its Credit Agreement and the Company’s outstanding unsecured senior notes. However, as a result of the debt under the Company’s Credit Agreement having a priority claim to the collateral securing the Second Lien Term Loans, the Second Lien Term Loans will rank (i) effectively junior to the Company’s debt under its Credit Agreement and any other priority lien obligations (subject to the terms of the Intercreditor Agreement described below), (ii) pari passu with one another, (iii) effectively senior to any third lien obligations and (iv) effectively senior to all of the Company’s existing and future unsecured senior indebtedness, including the Company’s outstanding unsecured senior notes, in each case to the extent of the collateral.

The Fairfax Credit Agreement provides that the Company may not voluntarily prepay any portion of the Fairfax Term Loan. The Exchange Credit Agreement provides that the Company may, after October 26, 2018, voluntarily prepay all or any portion of the Exchange Term Loan at a price equal to 100% of the principal amount of amount of such repaid portion of the Exchange Term Loan plus an applicable premium.

In addition, each of the Fairfax Credit Agreement and the Exchange Credit Agreement contain covenants that, subject to certain exceptions, limit the ability of the Company and the ability of its subsidiary guarantors to, among other things:

•	pay dividends or make other distributions or redeem or repurchase the Company’s capital stock;

•	prepay, redeem or repurchase certain debt;

•	enter into agreements restricting the subsidiary guarantors’ ability to pay dividends to the Company or another subsidiary guarantor, make loans or advances to the Company or transfer assets to the Company;

•	engage in asset sales or substantially alter the business that the Company conducts;

•	enter into transactions with affiliates;

•	consolidate, merge or dispose of assets;

•	incur liens; and

•	enter into sale/leaseback transactions.

In addition, each of the Fairfax Credit Agreement and the Exchange Credit Agreement include restrictions on the Company’s ability to incur additional indebtedness. The Fairfax Credit Agreement prohibits the Company from incurring, among other things and subject to certain exceptions:

•	debt under the Credit Agreement in excess of $375 million plus an amount equal to six and two-thirds percent of the aggregate principal amount of the Company’s outstanding indebtedness under the Credit Agreement for over-advances to protect collateral, provided that such indebtedness may not exceed $500 million unless the Company obtains prior written consent from Hamblin Watsa;

•	second lien debt, other than the Exchange Term Loan, in excess of (i) $400 million prior to December 31, 2015 and (ii) an amount to be agreed upon with Hamblin Watsa in writing after December 31, 2015;

•	junior lien debt, unless such debt is being used to refinance the 2018 Notes or the 2022 Notes or the terms and conditions of such junior lien debt are approved by Hamblin Watsa; and

•	unsecured debt, unless the Company obtains prior written consent from Hamblin Watsa.

The Exchange Credit Agreement prohibits the Company from incurring, among other things and subject to certain exceptions:

•	debt under the Credit Agreement in excess of the greatest of (i) $375 million plus an amount equal to six and two-thirds percent of the aggregate principal amount of the Company’s outstanding indebtedness under the Credit Agreement for over-advances to protect collateral, (ii) the borrowing base under the Credit Agreement or (iii) 30% of the Company’s Modified ACNTA (as defined in the Exchange Credit Agreement).

•	second lien debt in excess of $700 million; and

•	unsecured debt where on the date of such incurrence or after giving effect to such incurrence, the Company’s Consolidated Coverage Ratio (as defined in the Exchange Credit Agreement) is or would be less than 2.25 to 1.0.

Under each of the Second Lien Term Loans, an “Event of Default” shall give the administrative agent, at the request of the majority of the lenders party to such Second Lien Term Loan, the ability to (i) terminate the lenders’ commitments under such Second Lien Term Loan and (ii) declare the outstanding indebtedness under such Second Lien Term Loan due and payable in whole, including accrued and unpaid interest thereon. An “Event of Default” under the Second Lien Term Loans is defined as, among other things:

•	the failure to make payments when they are due;

•	the material incorrectness of a representation or warranty made by the Company or its subsidiary guarantors at the time such representation or warranty was made; and

•	the failure to comply with restrictive covenants.

In addition, under the Fairfax Credit Agreement, a Change of Control (as defined in the Fairfax Credit Agreement) constitutes an “Event of Default,” which, subject to certain limitations, may allow the Fairfax Term Loan lenders to declare the Fairfax Term Loan to be due and payable, in whole or in part, including accrued but unpaid interest thereon, plus an amount equal to all interest payments that would have accrued through the Fairfax Term Loan maturity date (the “Make-Whole Amount”). Under the Exchange Credit Agreement, in the event of a Change of Control (as defined in the Exchange Credit Agreement) the Company is required to offer to repurchase the Exchange Term Loan from the lenders party to the Exchange Credit Agreement at 101% of the face value of the Exchange Term Loan.

Each of the Second Lien Term Loans will also require the Company to comply with certain financial ratios in connection with the incurrence of additional indebtedness or liens. Under the Fairfax Credit Agreement, the Company must maintain a Collateral Coverage Ratio (as defined herein) of 1.5 to 1.0 in order to incur certain Permitted Liens (as defined in the Fairfax Credit Agreement) and must furnish an annual Collateral Coverage Reserve Report to Hamblin Watsa. The Collateral Coverage Ratio is defined as a ratio of (i) the sum of (a) the Company’s PV-10 of proved and unproved reserves and (b) the value of certain net undeveloped acres to (ii) the aggregate amount of the Company’s and its subsidiary guarantors’ indebtedness secured by first or second liens. Under the Exchange Credit Agreement, the ratio of the Company’s aggregate amount of EBITDA (as defined in the Exchange Credit Agreement) for the most recent four consecutive fiscal quarters to Consolidated Interest Expense (as defined in the Exchange Credit Agreement) must be at least 2.25 to 1 for the Company to be able to, among other things, (i) incur additional unsecured debt, or (ii) make certain restricted payments in each case subject to certain exceptions and limitations.

Each of the Fairfax Credit Agreement and Exchange Credit Agreement also contain certain restrictions on the Company’s ability to engage in certain asset sales. In the event of such sales, the Company must generally either invest the net cash proceeds from such sales in its business within 360 days or make an offer to prepay a portion of the Fairfax Term Loan or Exchange Term Loan, as applicable, plus, in the case of the Fairfax Term Loan, the Make-Whole Amount, or, in the case of the Exchange Term Loan, an applicable premium.

Upon consummation of the transactions contemplated by the Second Lien Term Loans, the Company expects to (i) receive aggregate proceeds from the Fairfax Term Loan of approximately $300 million, which the Company plans to use to repay $300 million of outstanding indebtedness under its Credit Agreement and (ii) be deemed to have received aggregate proceeds from the Exchange Term Loan of approximately $291 million, which proceeds will be deemed to be used to repurchase a portion of the Company’s 2018 Notes and 2022 Notes pursuant to the Purchase Agreements (as defined below), effectively exchanging such Notes for the Exchange Term Loan.

The Fairfax Term Loan and Exchange Term Loan are each expected to close on October 26, 2015 and, in each case, are subject to the satisfaction or waiver of customary closing conditions. In addition, the closing of the Fairfax Term Loan, the Exchange Term Loan and the Note Repurchase (as defined below) are conditioned on each other. Furthermore, the closing of the Fairfax Term Loan and Exchange Term Loan are subject to the Company entering into an Intercreditor Agreement governing the relationship between the Company’s lenders and the holders of any other lien obligations that the Company may issue in the future and a Collateral Trust Agreement governing the administration and maintenance of the collateral securing the Second Lien Term Loans.

The foregoing description of the Fairfax Credit Agreement and the Exchange Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Fairfax Credit Agreement and the Exchange Credit Agreement, copies of which will be filed by the Company with Securities and Exchange Commission (“SEC”) on an amendment to this Current Report on Form 8-K.

Repurchase of Notes

On October 19, 2015, the Company entered into Purchase Agreements with certain holders of the Notes (collectively, the “Purchase Agreements”), pursuant to which the Company agreed to repurchase an aggregate principal amount of approximately $376 million of 2018 Notes and an aggregate principal amount of approximately $201 million of 2022 Notes from the holders thereof in exchange for such holders’ agreement to be lenders under the Exchange Credit Agreement. The 2018 Notes and the 2022 Notes will be repurchased at a discount of 54% and 44%, respectively, for a total aggregate purchase price of approximately $291 million, plus accrued and unpaid interest (the “Note Repurchase”). Following the completion of the Note Repurchase, the aggregate principal amount of outstanding 2018 Notes will be approximately $374 million and the aggregate principal amount of outstanding 2022 Notes will be approximately $299 million.

The closing of the Note Repurchase is expected to occur on October 26, 2015 and is subject to the satisfaction or waiver of customary closing conditions. In addition, the closing of the Note Repurchase, the Fairfax Term Loan and the Exchange Term Loan are conditioned on each other.

The foregoing description of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Purchase Agreement, a copy of which will be filed by the Company with SEC on an amendment to this Current Report on Form 8-K.

Sixth Amendment to Credit Agreement

On October 19, 2015, in connection with the Second Lien Term Loans and the Note Repurchase, the Company entered into that certain Sixth Amendment to its Credit Agreement, by and among the Company, as borrower, certain of its subsidiaries, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (the “Sixth Amendment”), effective as of October 19, 2015.

The Sixth Amendment amended the Credit Agreement to, among other things, decrease the amount of the borrowing base under the Credit Agreement from $600 million to $375 million as of the effective time of the Sixth Amendment. The Sixth Amendment also amended the Credit Agreement such that, upon the Company’s incurrence of second or third lien debt, including the Second Lien Term Loans, the revolving commitments under the Credit Agreement were automatically reduced to $375 million. The borrowing base under the Credit Agreement will remain subject to semi-annual review and redetermination by the lenders pursuant to the terms of the Credit Agreement, and the next scheduled redetermination of the borrowing base is set to occur on or about March 1, 2016.

The Sixth Amendment also provides that, with respect to the issuance of any second or third lien debt following the effective time of the Sixth Amendment, if the issuance of such debt causes the aggregate principal amount of the Company’s second and third lien debt to exceed $900 million, the borrowing base will be further reduced by an amount equal to the portion of the following calculation that exceeds $1.2 billion: the sum of the aggregate principal amount of all of the Company’s second and third lien debt plus the lesser of (i) the current borrowing base under the Credit Agreement and (ii) the aggregate amount of the revolving commitments under the Credit Agreement.

Additionally, the Sixth Amendment amended the definition of an “Event of Default” under the Credit Agreement to include a “Change of Control” as defined in certain second or third lien debt documents, including the Fairfax Credit Agreement and the Exchange Credit Agreement.

The foregoing description of the Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the Sixth Amendment, a copy of which will be filed by the Company with SEC on an amendment to this Current Report on Form 8-K.

Related Party Information

Hamblin Watsa is a wholly owned subsidiary of Fairfax. Samuel A. Mitchell, a member of the Company’s board of directors, is a Managing Director of Hamblin Watsa and a member of Hamblin Watsa’s investment committee, which consists of seven members that manage the investment portfolio of Fairfax. Based on filings with the Securities and Exchange Commission, Fairfax is the beneficial owner of approximately 6.2% of the Company’s outstanding common shares.

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On October 20, 2015, the Company issued a press release announcing the entry into the Fairfax Credit Agreement, the Exchange Credit Agreement, the Purchase Agreements and the Sixth Amendment, as well as certain estimates of preliminary financial results for the Company’s third quarter of the 2015 fiscal year (the “Press Release”). A copy of the Press Release will be filed with the SEC on an amendment to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K related to the Fairfax Credit Agreement, the Exchange Credit Agreement, the Second Lien Term Loans and the Sixth Amendment is incorporated by reference into this Item 2.03.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

The information provided in Item 2.02 of this Current Report on Form 8-K related to the Press Release is incorporated by reference into this Item 7.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: October 20, 2015	By:	/s/ William L. Boeing
	Name:	William L. Boeing
	Title:	Vice President, General Counsel and Secretary